Exhibit 99.1

FOR IMMEDIATE RELEASE

Greif, Inc. Announces Changes to 2014 Fourth Quarter Earnings Release and Conference Call Dates

DELAWARE, Ohio (January 5, 2015) -Greif, Inc. (NYSE: GEF, GEF.B) today announced plans to release its fourth quarter and fiscal 2014 financial results after the market closes on Wednesday, January 14, 2015. A conference call to review the financial results has been scheduled for Thursday, January 15, at 10 a.m. Eastern Time (ET).

On December 30, 2014, the company requested an extension from the Securities and Exchange Commission to file its annual report on Form 10-K for the fiscal year ended October 31, 2014 on or about January 14, 2015.

The company is rescheduling its earnings release to allow additional time to finalize adjustments to certain of its deferred tax balance sheet accounts and income tax expense accounts. Management currently expects these tax adjustments will total approximately $15 million. A substantial portion of these adjustments relates to prior years and will require immaterial revisions to certain of our prior period financial statements.

To participate in the conference call, domestic callers should call 877-485-3107. The number for international and local callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. A digital replay of the conference call will be available approximately one hour following the call on the company’s web site at www.greif.com.

About Greif, Inc.

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides blending, filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Contacts:

Media: Scott Griffin Vice President, Corporate Communications Greif, Inc. (740) 657-6516	Analyst: Robert Lentz (614) 876-2000